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                                                                      EXHIBIT 22



                  SUBSIDIARIES OF MET-COIL SYSTEMS CORPORATION
                               AS OF MAY 31, 1996



  NAME                                      STATE OF INCORPORATION
- -------------------------------------------------------------------------------
Iowa Precision Industries, Inc.                     Delaware
The Lockformer Company                              Illinois
Met-Coil Great Lakes Company                        (1)
Met-Coil Ltd.                                       (2)
Met-Coil Systems International, Inc. (FSC)          U.S. Virgin Islands
Fen-Pro Inc.                                        Illinois (3)
Met-Coil - Texas                                    Texas (4)




All Subsidiaries do business under their own names or under the Met-Coil name.

- -------------------------------------------------------
(1)  F/K/A  Mark One Corporation. Subsidiary inactive, Incorporated in
     Michigan
(2)  International joint venture, 50% owned by Met-Coil, based in Japan.
(3)  F/K/A Roper Whitney Company, F/K/A Met-Coil-RWC, Inc., F/K/A Fenestra, Inc.
(4)  F/K/A Rowe Machinery & Automation, Inc.



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